SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of August 10, 2023)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan BetaBuilders U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan ActiveBuilders International Equity ETF[1]
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF[2]
JPMorgan Income ETF

[1]	To liquidated on or about October 18, 2023.
[2]	To liquidated on or about September 21, 2023.

Name
JPMorgan Active Value ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF
JPMorgan Market Expansion Enhanced Equity ETF
JPMorgan Realty Income ETF
JPMorgan Climate Change Solutions ETF
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Social Advancement ETF
JPMorgan Sustainable Consumption ETF
JPMorgan Sustainable Infrastructure ETF
JPMorgan Active Growth ETF
JPMorgan Active China ETF
JPMorgan Active Small Cap Value ETF
JPMorgan BetaBuilders Emerging Markets Equity ETF
JPMorgan BetaBuilders U.S. Growth ETF
JPMorgan BetaBuilders U.S. Value ETF
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF
JPMorgan High Yield Municipal ETF
JPMorgan Sustainable Municipal Income ETF
JPMorgan Limited Duration Bond ETF
JPMorgan Equity Focus ETF
JPMorgan Healthcare Leaders ETF
JPMorgan U.S. Tech Leaders ETF
JPMorgan International Value ETF
JPMorgan Global Select Equity ETF
JPMorgan Active Bond ETF
JPMorgan Hedged Equity Laddered Overlay ETF

(signatures on following page)

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director